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                                                                  EXHIBIT 11

                                                                  (Unaudited)


                                 C.M. CORP.

      LOSS PER COMMON SHARE FOR THE CONDENSED STATEMENTS OF OPERATIONS

               (Dollars in Thousands, Except Per Share Data)



                                                   Three Months Ended
                                                        March 31,
                                                    1996              1995
                                                -----------       -----------
Net loss                                          $  (27)             $ (132)
                                                  ======              ======

Total common shares                                1,000               1,000
                                                  ======              ======

Loss per common share                             $  (27)             $ (132)
                                                  ======              ======